Exhibit 21.1

List of Subsidiaries

Subsidiaries	Jurisdiction or State of Incorporation	Names Under Which Subsidiary Does Business (1)

Pinnacle Bank (2)	Tennessee

PFP Title Company (3)	Tennessee

Pinnacle Community Development Corporation (3)	Tennessee

PNFP Statutory Trust I (4)	Connecticut

PNFP Statutory Trust II (4)	Delaware

PNFP Statutory Trust III (4)	Connecticut

PNFP Statutory Trust IV (4)	Delaware

PNFP Holdings, Inc. (5)	Nevada

PNFP Properties, Inc. (6)	Maryland

Pinnacle Advisory Services, Inc. (7)	Tennessee

Pinnacle Credit Enhancement Holdings, Inc. (7)	Tennessee

Pinnacle Rutherford Real Estate, Inc. (3)	Tennessee

Pinnacle Nashville Real Estate, Inc. (3)	Tennessee

Pinnacle Rutherford Towers, Inc.(3)	Tennessee

Pinnacle Service Company, Inc.(3)	Tennessee

PNFP Insurance, Inc.(7)	Nevada

Miller & Loughry, Inc. (2)	Tennessee	Miller Loughry Beach

PNB Holding Co. 1, Inc. (3)	Tennessee

PNB Holding Co. 2, Inc. (3)	Tennessee

PNFP Capital Markets, Inc. (3)	Tennessee

Blue Merger Sub, Inc. (7)	North Carolina

PNFP Aviation, LLC (3)	Tennessee

Pinnacle Community Development SLP, Inc. (8)	Tennessee

1.	Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading “Subsidiaries.”
2.	Pinnacle Bank is organized under the laws of the State of Tennessee.
3.	PFP Title Company, Pinnacle Community Development Corporation, Pinnacle Rutherford Real Estate, Inc., Pinnacle Nashville Real Estate, Inc., Pinnacle Rutherford Towers, Inc., Pinnacle Service Company, Inc., Miller & Loughry, Inc., PNB Holding Co. 1, Inc., PNB Holding Co. 2, Inc., PNFP Capital Markets, Inc., and PNFP Aviation, LLC are wholly-owned subsidiaries of Pinnacle Bank.
4.	PNFP Holdings, Inc. is a wholly-owned subsidiary of PFP Title Company.
5.	PNFP Properties, Inc. is a wholly-owned subsidiary of PNFP Holdings, Inc.
6.	PNFP Properties, Inc. is a wholly-owned subsidiary of PNFP Holdings, Inc.
7.	Pinnacle Advisory Services, Inc., Pinnacle Credit Enhancement Holdings, Inc., PNFP Insurance, Inc., and Blue Merger Sub, Inc. are wholly owned subsidiaries of Pinnacle Financial Partners, Inc.
8.	Pinnacle Community Development SLP, Inc. is a wholly owned subsidiary of Pinnacle Community Development Corporation.